Exhibit No. 99.1
                                                                   NEWS RELEASE

COMPANY CONTACT:                                             INVESTOR RELATIONS:

Bill Bush                                                         Richard Cooper
International Microcomputer Software, Inc.  Strategic Growth International, Inc.
415.878.4039                                                        212.838.1444
E-mail: bbush@imsisoft.com                            E-mail: rcooper@sgi-ir.com


                        IMSI(R) ANNOUNCES ANNUAL RESULTS
    Company reports earnings per share of $0.03 on revenues of $12.0 million


NOVATO, Calif., September 13, 2004 - IMSI(R) (OTC "Bulletin Board": IMSI), a leading developer and publisher of precision design, and consumer and business software solutions, today announced its financial results for the three and twelve months ended June 30, 2004. For the twelve months ended June 30, 2004, IMSI reported net income of $646,000, or $0.03 per share on net revenues of $12.0 million. Net income included gains from the sale of discontinued operations of $2.0 million and gains from marketable securities of $2.6 million. Net revenues from continuing operations increased more than fifty percent (50%) as compared to the previous fiscal year reflecting the strength of the precision design business and the acquisitions of Allume Systems, Inc. (formerly Aladdin Systems, Inc.) which was completed in the fourth quarter, and Houseplans, Inc. in November 2003.

Net revenues from continuing operations for the three months ended June 30, 2004 were $5.3 million, an increase of over 150% as compared to the same period from the previous fiscal year. IMSI also reported net income of $96,000, or $0.01 per share, for the three month period ended June 30, 2004 as compared to $11.0 million, or $0.48 per share, from the same period in the prior year, which included a gain on the sale of ArtToday, Inc. of $12.2 million. The June 2004 quarter's results include gains from the sale of discontinued operations of $1.0 million and gains from marketable securities of $627,000.

IMSI's strategy of acquiring growth companies has been successful in generating positive results as demonstrated by the growth in sales for the quarter and fiscal year. Had Allume been a part of IMSI for the entire fiscal year, annual revenues would have been in excess of $19 million. The process of integrating the companies is well under way and we expect to realize significant revenue and cost synergies beginning in our second quarter of fiscal 2005 ending December 31, 2004.

Houseplans, Inc. which focuses on selling stock house plans, also continues to demonstrate positive results. The business now has an inventory in excess of 15,000 stock house plans and is seeing its average sales price and gross revenue continue to improve. With our traffic generation efforts and affiliate programs in place and beginning to take hold, Houseplans, Inc. is expected to continue to contribute positively to the company's consolidated results.

"Our continued progress in the on-line distribution of software and content is evidenced by the successful introduction of the newest version of StuffIt , the strong results from Houseplans, Inc., which reported approximately $607,000 of revenue (a 27% sequential increase) in the current quarter, and the wide acceptance of our newest version of TurboCAD", said Martin Wade, IMSI CEO. "With the completion our acquisition of Allume, in the fourth fiscal quarter, we believe that we have significantly strengthened our utilities business which will help drive our long term financial performance. We continue to believe that these key strategic initiatives will result in long term shareholder value, even though they have come at the cost of current operating profits. With the doubling of our revenue run rate (refer below to our fiscal 2005 projections) and our plan to generate operating profits in the current fiscal year from cost cutting and operational efficiencies realized from the acquisition, we believe that IMSI is well positioned for the future. "

"We plan to continue to identify and complete transactions aimed at optimizing operating performance," stated Gordon Landies, IMSI President. "The sale of Keynomics in July, at a gain, allows us to sharpen our focus on the company's core businesses which are the development and publication of software solutions and on-line content to consumers and small businesses. We intend to continue internally developing and acquiring products and services which we believe represent a strategic fit to our existing assets and strategy."


                                      IMSI
                      CONSOLIDATED STATEMENT OF OPERATIONS
                             (Amounts in Thousands)

                                                                     Twelve Months         Three Months
                                                                     Ended June 30,        Ended June 30,
                                                                    2004       2003       2004       2003
                                                                   -------    -------    -------    -------

Net Revenues                                                        11,985      7,785      5,295      1,931

Product Costs                                                        4,137      3,947      1,736      1,303
                                                                   -------    -------    -------    -------

Gross Margin                                                         7,848      3,838      3,559        628
                                                                   -------    -------    -------    -------

Costs and Expenses:
                  Sales and Marketing                                5,190      2,311      2,406        585
                  General and Administrative                         3,910      2,903      1,627      1,565
                  Research and Development                           2,519      1,358      1,083        295
                                                                   -------    -------    -------    -------
Total Operating Expenses                                            11,619      6,572      5,116      2,445
                                                                   -------    -------    -------    -------

Operating Loss                                                      (3,771)    (2,734)    (1,557)    (1,817)

Other Income (Expense)
                  Interest Income (Expense), Net                        18       (434)       (27)      (169)
                  Foreign Exchange Gain (Loss)                           9         60        (38)        37
                  Other (Expense) Income                                51       (477)         0       (439)
                  Realized Gain - Marketable Securities                585          0        509          0
                  Unrealized Gain - Marketable Securities            1,982          0        118          0
                  Gain (Loss) Disposal of Fixed Assets                 (13)         0        (13)         0
                  Gain on Sales of Product-line                         59        (41)         0        (41)
                  Gain from Extingushment of Debt                       76        763          0        200
                                                                   -------    -------    -------    -------
                  Total Other Income (Expense)                       2,767       (129)       549       (412)
                                                                   -------    -------    -------    -------


Loss From Continuing Operations Before Taxes                        (1,003)    (2,863)    (1,008)    (2,229)

Income Tax Expense (Benefit)                                            38          7         13        (54)
                                                                   -------    -------    -------    -------

Net Loss From Continuing Operations                                 (1,041)    (2,870)    (1,021)    (2,175)

Income (Loss) from Discontinued Ops                                   (312)     1,301        117        896

Gain on Sale of Discontinued Ops                                     2,000     12,237      1,000     12,237
                                                                   -------    -------    -------    -------

                  Net Income                                           646     10,668         96     10,958
                                                                   =======    =======    =======    =======


Shares used in computing Basic and Diluted
 earnings per share                                                 23,838     22,801     25,693     22,815

Loss per share from continuing operations                          $ (0.04)   $ (0.13)   $ (0.04)   $ (0.10)
Income (loss) from discontinued operations, net of income tax      $ (0.01)   $  0.06    $  0.01    $  0.04
Gain from the sale of discontinued operations, net of income tax   $  0.08    $  0.54    $  0.04    $  0.54
Net Income per share                                               $  0.03    $  0.47    $  0.01    $  0.48


           INTERNATIONAL MICROCOMPUTER SOFTWARE, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                      (In thousands, except share amounts)


                                                                  June 30, 2004

ASSETS

Current assets:

     Cash and cash equivalents                                      $  3,212

     Investment in marketable securities                               2,151

     Receivables, less allowances for doubtful
      accounts, discounts and returns of $958                          2,522

     Inventories, net of reserves for obsolescence of $123             1,122

     Receivables, other (related to discontinued operations)           1,000
       Note receivable from related party
                                                                         350

     Other current assets                                                552

       Assets related to discontinued operations                         828
                                                                    --------

Total current assets                                                  11,737


Fixed assets, net                                                        637


Intangible Assets

     Capitalized software, net                                         2,748

     Domain names, net                                                 2,275

     Distribution rights, net                                            594

     Capitalized customer lists                                          843

     Goodwill                                                          7,559
                                                                    --------

Total intangible assets                                               14,019


Other assets:
    Prepaid expenses
                                                                          99
    Investment in securities
                                                                       1,771
                                                                    --------

Total other assets                                                     1,870
                                                                    --------

Total assets                                                        $ 28,263



LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:

     Short term debt                                                $  3,557

     Trade accounts payable                                            2,375

     Accrued and other liabilities                                     1,751
                                                                    --------

Total current liabilities                                              7,683





Liabilities related to discontinued operations                           397

Long-term debt and other obligations                                   2,318

                                                                    --------

Total liabilities                                                     10,398


Shareholders' Equity

     Common stock, no par value; 300,000,000 authorized;
      26,261,829 issued and outstanding                               41,512

     Accumulated deficit                                             (23,577)

     Accumulated other comprehensive loss                                (70)
                                                                    --------
Total shareholders' equity                                            17,865

                                                                    --------
Total liabilities and shareholders' equity                          $ 28,263
                                                                    --------

Business Outlook
IMSI's financial guidance is prepared in accordance with accounting principles generally accepted in the United States of America. The following forward-looking statements reflect IMSI's expectations as of September 13, 2004. Due to potential changes in general economic conditions and the various other risk factors discussed in IMSI's reports filed periodically with the Securities and Exchange Commission from time to time, actual results may differ materially. IMSI does not intend to update these forward-looking statements until its next quarterly results announcement, other than in other publicly available statements.


in millions expect for per share amounts

                                      Q1                 Q2                 Q3                Q4             Total
--------------------------------------------------------------------------------------------------------------------------
Revenues                          $5.4 - 5.6         $5.9 - 6.3         $6.0 - 6.4       $6.2 - 6.5      $23.5 - 24.8
Net Income                      ($1.1) - (1.3)     ($0.3) - (0.5)       $0.2 - 0.4       $2.3 - 2.7        $1.1 - 1.3
Diluted Shares                       26.5               26.7                27               27.5             27.1
--------------------------------------------------------------------------------------------------------------------------
Earnings/Loss per share         ($0.03 - .05)      $0.0 - (0.03)       $0.01 - 0.03     $0.07 - 0.12     $0.05 - 0.07
--------------------------------------------------------------------------------------------------------------------------


About IMSI
Founded in 1982, IMSI has established a tradition of providing the professional and home user with innovative technology and easy-to-use, high-quality software products at affordable prices. The company maintains two business divisions. The Precision Design division, anchored by IMSI's flagship product, TurboCAD(R) and the DesignCAD(TM) line, also develops and markets other visual content and design software such as FloorPlan(R) 3D and TurboCADCAM. The division also includes several online properties focused on the sale of content and services to the architectural, engineering and construction market thru its stock house plans site at Houseplans.com, its CAD add-on store, Cadalog.com and the online CAD symbol site, CADsymbols.com. The Consumer Software Solutions division, which is anchored by Allume Systems, Inc. (formerly Aladdin Systems, Inc.), provides small businesses and consumers with software solutions through its popular products such as StuffIt(R), Internet Cleanup(R), SpamCatcher(R), TurboProject(R), FormTool(R), FlowCharts&More(TM), HiJaak(R) and TurboTYPING(TM). More information about IMSI can be found at www.imsisoft.com and www.allume.com.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors including the ability of the company to successfully commercialize its new technologies as well as risk factors set forth under "Factors Affecting Future Operating Results" in the company's annual report on Form 10-KSB for the year ended June 30, 2004, and such other risks detailed from time to time in the company's reports filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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